Exhibit 99.1

NEW RELEASE

Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341 Rick Wyatt (Bond Investors) Rick.Wyatt@hii-co.com 757-380-2101

Huntington Ingalls Industries Announces Pricing of 3.483% Senior Notes Due 2027

NEWPORT NEWS, Va. (Nov. 16, 2017)—Huntington Ingalls Industries, Inc. (NYSE:HII) (“HII” or the “Company”) announced today that it has priced its offering of $600 million aggregate principal amount of 3.483% Senior Notes due 2027 (the “Notes”). The Notes will be fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that guarantees debt under its credit facility. The offering is expected to close on December 1, 2017, subject to customary closing conditions.

The Company intends to use the net proceeds from the sale of the Notes to redeem all of its $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2021 (the “2021 Notes”). The Company has instructed the trustee under the 2021 Notes to issue a notice of redemption to holders of the 2021 Notes on November 17, 2017.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and there shall not be any offer to sell, solicitation of an offer to buy or sale of the Notes in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of an offering memorandum.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear & Environmental and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs nearly 37,000 people operating both domestically and internationally.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: the failure to complete the sale or issuance of the Notes; the failure to complete the proposed redemption; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); the Company’s ability to estimate its future contract costs and perform its contracts effectively; changes in procurement processes and government regulations and the Company’s ability to comply with such requirements; the Company’s ability to deliver its products and services at an affordable life cycle cost and compete within its markets; natural and environmental disasters and political instability; the Company’s ability to execute its strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding the Company’s pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that the Company is unable to predict at this time or that it currently does not expect to have a material adverse effect on its business, and the Company undertakes no obligations to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that the Company may make.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media